EXHIBIT 99.1


COMPAQ COMPUTER CORPORATION     P.O. BOX 692000                    NEWS RELEASE
PUBLIC RELATIONS                HOUSTON, TEXAS  77269-2000
                                TEL 281-514-0484
                                FAX 281-514-4583

                                HTTP://WWW.COMPAQ.COM



[LOGO OF COMPAQ COMPUTER CORPORATION APPEARS HERE]


FOR IMMEDIATE RELEASE
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                    COMPAQ ANNOUNCES INTENT TO ACQUIRE ZIP2
     ZIP2 TECHNOLOGY, MEDIA PARTNERSHIPS MAKE ALTAVISTA THE MOST COMPELLING
              PLATFORM FOR LOCAL E-COMMERCE AND LOCAL INFORMATION


     HOUSTON, FEB. 16, 1999 - Driving its strategy to make AltaVista the leading Internet destination site for information and e-commerce, Compaq Computer Corporation (NYSE: CPQ) today announced the execution of a definitive merger agreement with Zip2 Corporation, the leading provider of Internet platform solutions for media companies and local e-commerce merchants.

     With Zip2's industry leading platform and media company partnerships, AltaVista intends to deliver the most robust platform for localized information and e-commerce on the Internet. In addition, AltaVista and Compaq offer distinct synergies for Zip2 customers. By combining the Zip2 platform with AltaVista's powerful search and e-commerce technologies and the high-volume user traffic generated by AltaVista and Compaq Internet PCs (1), Zip2 can significantly extend the revenue potential for local media and e-commerce partners.

     Zip2, privately held and located in Mountain View, Calif., will become an operating division of the AltaVista Company, a wholly owned subsidiary of Compaq. The Board of Directors of Zip2 has unanimously approved the transaction, which is a cash purchase for all of Zip2's outstanding shares.

     "This acquisition underscores AltaVista's commitment to delivering the very best Internet computing experience," said Rod Schrock, President and CEO of the AltaVista Company. "Our belief is that the best Internet computing experience must include a local 'Internet Oasis' where consumers can access deep local information about activities and shopping possibilities right in their own backyards. Zip2's advanced technology and strategic relationships with media companies will make AltaVista much more powerful and useful to the local user."

     "Joining forces with AltaVista will enable Zip2 to more quickly achieve its vision of creating an Internet experience that connects consumers with the local information and e-commerce that is most relevant to their lives," said Derek Proudian, CEO of Zip2. "Zip2's advanced technology and extensive local online experience, combined with AltaVista's ability to drive millions of visitors to local Internet sites, will enable our media partners to lead their local online markets and expand their local business opportunities. We see this as a win for Zip2, our investors, partners, customers and for consumers."

     The transaction is expected to close following the satisfaction of customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

ZIP2  SETS  THE  STANDARD  FOR  LOCAL  PORTALS

     Zip2 Corporation is the leader in developing, hosting and maintaining consumer Web sites specifically for media companies. With a roster of
Zip2-powered sites reaching 200 and covering the top 50 U.S. metropolitan areas, Zip2 is becoming the industry standard Internet platform. Zip2's local portal platform offers a unique combination of national portal services paired with the deep local content of its media customers, giving users the full-spectrum of familiar Internet tools, while delivering a locally relevant online experience. Zip2's Professional Services group assists media companies and their local merchants develop compelling and useful online services for targeted consumers, leveraging Zip2's knowledge of consumer behavior, interactive advertising and key applications such as e-commerce.

     Media companies using the Zip2 platform to run their online enterprises include the Mirror Group, Classified Ventures, The New York Times Company, Knight Ridder, Morris Communications, and newspapers in the Hearst, Times Mirror, Media General, Pulitzer Publishing and Freedom Communications chains. For more information on Zip2, visit http://www.zip2.com.
                                          -------------------

ALTAVISTA  LEADS  THE  INDUSTRY

     AltaVista is a pioneer in Web search technology and continues to set new standards, such as indexing the entire Internet, as well as providing the first-of-their-kind AV Family Filter and AV Photo Finder search capabilities.

     Over the last several months, AltaVista has made extensive enhancements to make navigating the Internet relevant, fast and effective for Web users of all proficiency levels. Both customers and the press have noted the impact of these improvements:

- AltaVista is the ninth largest individual domain on the Internet, as ranked by the firm Relevant Knowledge. (Compaq Presario Internet PCs featuring "Instant Internet" keyboard buttons - linked to AltaVista and e-commerce sites - drive more than 20 million user visits to the AltaVista destination per month).

- AltaVista's audience increased 45 percent from Q3'98 to Q4'98 and revenues increased 64 percent during the same time frame.

- AltaVista received the highest marks in the Internet search industry for accuracy, user satisfaction and loyalty based on a recent study by Cyber Dialogue, a leading authority in one-to-one marketing and online market research.

-     AltaVista  was ranked #1 in customer loyalty by the market research firm
      NPD.

- AltaVista was named one of "The Best Sites of '98" and "The Best Search Site" by Yahoo! Internet Life/ZDNet.

-     Search  Engine  Watch  named  AltaVista  the "Fastest Search Site on the
      Internet".

- AltaVista is a nominee for the 1999 Webby Awards given by the International Academy of Digital Arts & Sciences (IADAS).

- AltaVista holds 52 index search-related patents and has the No.1 index of the Web, according to the Guinness Book of World Records.

     For more information, visit AltaVista's flagship site located at http://www.altavista.com or http://www.av.com.
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COMPAQ  BACKGROUND

     Compaq Computer Corporation, a Fortune Global 100 company, is the second largest computer company in the world and the largest global supplier of computer systems. Compaq develops and markets hardware, software, solutions, and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, enterprise and network storage solutions, commercial desktop and portable products and consumer PCs. The company is an industry leader in environmentally friendly programs and business practices.

     Compaq  products  are  sold  and  supported  in  more  than 100 countries
through  a  network  of  authorized  Compaq  marketing  partners.     Customer
support and information about Compaq and its products are available at http://www.compaq.com.
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(1)  AltaVista  is  the  ninth  largest  individual domain on the Internet, as ranked by the firm Relevant Knowledge. Compaq Presario Internet PCs featuring "Instant Internet" keyboard buttons - linked to AltaVista and e-commerce sites - drive more than 20 million user visits to the AltaVista destination per month.


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     Compaq,  Registered  U.S.  Patent  and  Trademark  Office.  Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

     For further information, contact:

     ON TUES. FEB. 16:

     Media Contacts
     ---------------
     Compaq Computer Corporation       Jim  Finlaw            404-588-4755  OR
                                                              404-588-4758

     Compaq Computer Corporation       Alan  Hodel            281-518-8932
                                       alan.hodel@compaq.com
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     Investor Relations
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     Compaq Computer Corporation       Tien Le                281-514-6098
                                       tien.le@compaq.com
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